EX-99.p(i)    firstinvsts-coe.htm

Code of Ethics
Revised November 14, 2013

FIRST INVESTORS
CODE OF ETHICS

I.             STANDARDS OF CONDUCT

In accordance with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940, the First Investors family of mutual funds (“Funds”), their investment adviser, First Investment Management Company, Inc. (“FIMCO”), and their principal underwriter, First Investors Corporation (“FIC”) have adopted this Code of Ethics (“Code”) to protect the Funds and other advisory clients of FIMCO (“Other Advisory Clients”) from actual and potential conflicts of interest which may arise from the Personal Securities Transactions and other conduct of access persons (“Access Persons”).   The proprietary accounts managed by FIMCO are considered “Other Advisory Clients” for purposes of this Code1.

For the purposes of this Code, the term Access Person applies to every director, officer, employee, and supervised person of FIMCO.  Thus, this Code applies to all of FIMCO’s supervised persons for purposes of Rule 204A-1 of the Investment Advisers Act.  Such persons are presumed to either be involved in making securities recommendations to the Funds or to have access to such recommendations while they are non-public, and to have access to non-public information concerning purchases, sales or portfolio holdings of the Funds and proprietary accounts. The term Access Person also applies to any director, officer, or employee of FIC and its affiliates who is an Access Person under Rule 17j-1 because, in connection with their regular functions or duties, they make, participate in, or obtain information regarding the purchase or sale of Covered Securities by the Funds, or have a function that relates to the making of any recommendations with respect to such purchases and sales. Finally, the term Access Person applies to each trustee and officer of the Funds. If you are an Access Person, you will be notified of your status as such by the Investment Compliance Manager.

All Access Persons are expected to not only comply with the federal securities laws and this Code but also to follow the highest fiduciary and ethical standards in all business and personal dealings which could in any way affect the Funds or Other Advisory Clients.  Although this Code sets out a number of specific restrictions on personal investing and other conduct matters, no set of rules can anticipate every situation.  Access Persons must adhere to the spirit, and not just the letter, of this Code in meeting their fiduciary and ethical obligations.  The guiding principles for all Access Persons are to place the interests of the Funds and Other Advisory Clients first at all times, to avoid placing themselves in any position in which there is any actual or apparent conflict of interest with the interests of the Funds or Other Advisory Clients, and to refrain from taking any inappropriate advantage of their positions of trust and responsibility.

The policies and procedures set forth herein are in addition to any other policies and procedures which may apply to any Access Person, such as the First Investors Insider Trading Policies and Procedures.  Because the Disinterested Trustees of the Funds are exempt from many of the policies and procedures of this Code, their responsibilities are set forth separately in Section V of this Code.  Employees of non-affiliated subadvisers are subject to the codes of ethics of their own employers.

The definitions of capitalized terms used in this Code are set forth in Appendix A.

1   FIMCO does not currently have any advisory clients other than the Funds and the proprietary accounts. This Code will apply to all Other Advisory Client accounts should they be acquired in the future.

II.            GENERAL POLICIES

A.           Fraud and Manipulation

No Access Person shall, in connection with the Purchase or Sale, directly or indirectly, of a Covered Security held or to be acquired by any of the Funds or Other Advisory Client accounts managed by First Investors:

1.	Employ any device, scheme or artifice to defraud any such Fund or Other Advisory Client;

2.
Make to any Fund or Other Advisory Client any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	Engage in any act, practice or course of business which operates or would operate as fraud or deceit upon any Fund or Other Advisory Client; or,

4.	Engage in any manipulative practice with respect to any Fund or Other Advisory Client.

B.	Misuse of Material, Nonpublic Information

No Access Person shall misuse material, nonpublic information in violation of the federal securities laws in any manner, including but not limited to:

1.	Trading in the shares of any mutual fund on the basis of nonpublic information that is reasonably likely to have a material impact on the net asset value of the fund’s shares;

2.
Selectively disclosing (“tipping”) material nonpublic information about the fund to any third party (including, but not limited to, current shareholders in the fund) for purposes of enabling such person to trade in the shares of the fund; or

3.	Selectively disclosing material, nonpublic information about a fund’s plans to purchase or sell any Covered Security for purposes of enabling the third party to trade ahead of the fund.

C.            Investment Opportunities

No Access Person shall take personal advantage of any investment opportunity that properly belongs to any of the Funds or Other Advisory Clients.

D.            Personal Benefits

No Access Person shall:

1.	Cause or attempt to cause any of the Funds or Other Advisory Clients to Purchase, Sell or hold any Covered Security in a manner calculated to create any personal benefit to the Access Person;

2.
Accept any option, warrant, right, or other Covered Security from any issuer, person affiliated or associated with any issuer, underwriter, broker, or dealer which has offered or sold any Covered Security or Related Security to any of the Funds or Other Advisory Clients, unless the Access Person has obtained preclearance from the Investment Compliance Manager after full disclosure on the Preclearance Request form of all material facts, including the nature of the Covered Security, the relationship of the party granting the Covered Security to the Funds or Other Advisory Clients, and any potential conflicts of interest; or

3.
Use his or her knowledge of or ability to influence or control the portfolio transactions of a Fund or Other Advisory Client for his or her personal benefit or the personal benefit of his or her friends or relatives.

E.            Market Timing and Late Trading

1.
No Access Person shall engage in, or help others engage in, market timing in the shares of the First Investors Funds, or any other funds that have a policy against market timing.  This prohibition does not apply to short-term transactions in money market funds, unless they are part of a market timing strategy involving other funds, nor does it apply to contributions to a 401(k) program or an automatic reinvestment program.   However, this prohibition does apply to internal transfers within a 401(k) plan.

2.
No Access Person shall engage in, or help others engage in, late trading of mutual funds for any purpose.  Late trading is defined as entering or canceling any buy, sell, transfer, or exchange order after the close of the regular trading on the New York Stock Exchange (generally, 4:00 P.M., Eastern Time), or such other time designated in a fund’s prospectus as the time of calculation of the fund’s net asset value.

F.            Gifts

No Access Person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with any Fund or Other Advisory Client (including clients, consultants, brokers, vendors, companies in which the Funds may invest and any others with whom the Funds do business) or any issuer or underwriter of a Covered Security.   This policy is not intended to prohibit an Access Person from accepting occasional meals, tickets to sporting events or the theater, or comparable entertainment as long as they are not so frequent or extensive as to raise the appearance of impropriety.

G.            Service as a Director of a Public Company

No Access Person shall serve on the board of directors of any publicly traded company, absent prior authorization of the Investment Compliance Manager, based upon a determination that the board service would be consistent with the interests of the Funds and Other Advisory Clients.  In the rare case in which board service is authorized, any Access Person serving as a director must be prevented from participating in any investment decisions regarding the securities of the company for which he or she serves as a director, through “Chinese Wall” or other procedures.

H.            Reporting of Violations

Each Access Person is required to report any violations of this Code of Ethics promptly to the Investment Compliance Manager or the Chief Compliance Officer (“CCO”) of FIMCO and the Funds.

I.             Presentations to the Funds’ Board

Each Access Person who makes a presentation or furnishes a report to the Board should refrain from identifying or discussing Fund portfolio transactions that occurred within the preceding 15 calendar days or Fund portfolio transactions that will occur or are actively being considered within the following 15 calendar days, unless the Board should know about such transactions to carry out its oversight responsibilities.  An Access Person may disclose such information under the following circumstances:

●	If the Access Person, in his or her own personal judgment, deems the information necessary for the Board to fulfill its oversight responsibilities;

●	Upon the request of a Trustee; or,

●	With the permission of the CCO.

FIMCO will also undertake to provide all attendees at Fund Board meetings who have access to information concerning current Fund portfolio transactions, including the representatives of service providers to the Funds that are not Access Persons under this Code, with written notice of this policy (which may be in the form of an e-mail) prior to their participation in such meetings.

For the purposes of assisting the Disinterested Trustees in fulfilling their reporting obligations under the Code, the CCO will use his best efforts to notify the Disinterested Trustees whenever Fund portfolio transactions that have occurred within the prior 15 calendar days or will occur in the next 15 calendar days have been identified to them.

III.          POLICIES REGARDING PERSONAL SECURITIES TRANSACTIONS

Access persons are required to comply with the following policies regarding Personal Securities Transactions.

A.           Types of Transactions Covered

A “Personal Securities Transaction” is any Purchase, Sale, or other acquisition or disposition of a security of which the Access Person is a Beneficial Owner.  The basic test for whether an Access Person is a Beneficial Owner of a security is whether he or she, directly or indirectly, has the opportunity to profit or share in the profits from a transaction in a security.  An Access Person is presumed to be the Beneficial Owner of securities held by Immediate Family Members who share the same household with the Access Person, since he or she may directly or indirectly benefit from transactions in such securities.  Without attempting to define all possible forms of beneficial ownership, an Access Person would be the Beneficial Owner of securities owned by: (i) the Access Person individually or jointly; (ii) the Access Person’s spouse, children, or other Immediate Family Members who live in the same household with the Access Person; (iii) a trust of which the Access Person is a beneficiary; and (iv) a partnership of which the Access Person is a general partner.

B.           Preclearance Requirements

1.           General Rules

Every Access Person is required to obtain preclearance from the Investment Compliance Manager prior to engaging in any Personal Securities Transaction involving any Covered Security unless such Personal Securities Transaction is exempt from preclearance under this Code.  It should be emphasized that, unless a Personal Securities Transaction is exempt from preclearance under this Code, it must be precleared by the Investment Compliance Manager even if no Fund or Advisory Account would normally purchase the Covered Security at issue.  For purposes of the preclearance requirement, any amendment of an order to Purchase or Sell any Covered Security (e.g., any change of a limit price, time, or amount) is considered a new transaction.  Furthermore, any change of the terms of a stop, limit or stop limit order is considered a new transaction which must be precleared.

Preclearance may be requested by completing the Preclearance Request form which is attached hereto as Appendix B and submitting it to the Investment Compliance Manager.  The Preclearance Request form requires the Access Person to make certain certifications.  The form also has a comment section which should be used to disclose any potential conflicts of interest.  If a Covered Security is to be acquired in a Limited Offering or Initial Public Offering, the Access Person must also indicate this fact on the form and complete Appendix B.1.  As discussed below, special rules apply to Limited Offerings and Initial Public Offerings.

The Investment Compliance Manager shall grant preclearance only if the transaction or transactions requested would not conflict with any trading strategy of the Funds or the interests of the Funds or Other Advisory Clients.   In making this determination, the Investment Compliance Manager will consult with Investment Personnel who participate in making investment decisions for any Funds or Other Advisory Client accounts that would normally invest in the types of securities listed on the Preclearance Request form.

No order shall be placed by the Access Person until the Investment Compliance Manager signifies his or her approval by signing the Preclearance Request form.  If the Investment Compliance Manager is unavailable, the General Counsel or such other Legal Department personnel who may be designated from time to time may sign off on preclearance requests. Personal securities transactions by the Investment Compliance Manager must be approved by the General Counsel (or his designee).

Once clearance has been granted for a Personal Securities Transaction for a publicly traded security, it will be in effect for one (1) trading day only.  This “one trading day” policy is interpreted as follows:

●	If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day.

●	If clearance is granted at a time when the principal market in which the security trades is closed, clearance is effective until the close of that market on the next trading day.

The one trading day policy applies to limit orders as well as market orders. The Investment Compliance Manager shall, however, have the authority to extend the clearance period for Personal Securities Transactions, such as purchases in connection with Limited Offerings and sales into tender offers, which cannot be consummated within one trading day.  In such circumstances, the period of the clearance will be stated on the form in the comment section.

Preclearance approval does not alter Access Persons’ responsibility to ensure that each Personal Securities Transaction complies with the other requirements of this Code, including the reporting requirements, the restrictions on short-term trading and the special rules for Portfolio Managers and Analysts set out in this Code.  The preclearance process does not necessarily address these issues.

2.	Special Rules for Limited Offerings
(Private Placements, Initial Public Offerings, Etc.)

If a Covered Security is to be acquired by an Access Person in a Limited Offering, before granting clearance the Investment Compliance Manager shall make a detailed inquiry to determine whether there is any actual or potential conflict of interest between the interests of the Access Person and those of any Fund or Other Advisory Client account.  This inquiry shall include, but not be limited to, why the Covered Security is being offered to the Access Person, whether any Fund or Other Advisory Client account has invested in any Covered Security that is in any way related to the issuer, underwriter, or dealer which is offering the Covered Security to the Access Person, and whether the Covered Security represents an investment opportunity that properly belongs to any Fund or Other Advisory Client.

To assist the Investment Compliance Manager in making this inquiry, an Access Person requesting preclearance to invest in a Limited Offering must complete not only the normal Preclearance Request (See again Appendix B), but also a Limited Offering Preclearance Request Addendum (Appendix B.1).  In general, approval will be granted only if it is clear that the Access Person has not been offered the opportunity to invest because of his or her position with First Investors.  For example, clearance would normally be granted if the Access Person is exercising rights issued pro rata to all shareholders of a corporation, all policy holders of an insurance company or all depositors of a bank.

If an Access Person is cleared to buy a Covered Security in a Limited Offering, the Access Person must notify the Investment Compliance Manager before participating in any subsequent consideration by any Fund or Other Advisory Client account of an investment in the same issuer.  Thus, for example, an Access Person who has acquired warrants from an issuer in a Private Placement would be required to notify the Investment Compliance Manager before he or she plays any role in a Fund’s subsequent consideration of an investment in any Covered Securities issued by the same issuer of the warrants or any Related Securities.  Moreover, any decision to purchase securities of the issuer must be subject to an independent review by Investment Personnel with no interest in the issuer.

C.            Black-Out Periods on Personal Securities Transactions

1.	General Rules. No Access Person shall Purchase or Sell, directly or indirectly, any Covered Security on any day which:

	●	any Fund or Other Advisory Client has a pending buy or sell order for the same Covered Security;

	●	any Fund or Other Advisory Client is involved in a program of buying or selling the same Covered Security, which has not yet concluded, even if no buy or sell order is pending; or

	●	any Fund or Other Advisory Client is actively considering placing a buy or sell order for the same Covered Security, even if no buy or sell order is pending.

2.
Special Rules for Portfolio Managers.  No Portfolio Manager may engage in a Personal Securities Transaction involving any Covered Security if any Fund or Other Advisory Client managed by him or her currently plans to engage in a transaction in the same security within the next 7 calendar days or if any Fund or Other Advisory Client managed by him or her has effected a transaction in the same security within the prior 7 calendar days.  The term “Portfolio Manager”

includes all persons who are designated as portfolio managers in prospectuses, assigned members of investment teams for Funds or Accounts that are team-managed, and such other persons who may be otherwise designated as Portfolio Managers based upon their participation in making investment decisions.

3.
Special Rules for Analysts.  No Analyst may engage in a Personal Securities Transaction involving any Covered Security, about which, within the 7 calendar days prior to such Personal Securities Transaction, he or she has made or changed a recommendation or he or she plans, in the 7 calendar days following such Personal Securities Transaction, to make a recommendation or change a recommendation.

D.            Disgorgement of Short-Term Trading Profits

No Access Person shall retain profits from short-term trading in Covered Securities.  For purposes of this Code, “short-term” trading is defined as the Purchase and Sale, or Sale and Purchase, of the same Covered Security or a Related Security within sixty (60) calendar days.  The most recent transaction in a Covered Security or Related Security will determine the holding period.  The Purchase or Sale of an option on a Covered Security shall be considered a Purchase or Sale of not only the option but also the underlying Covered Security.  For example, the Purchase of a call option on a Covered Security shall be considered a Purchase not only of the option but also the underlying Covered Security.  Short-term trading profits must be disgorged to First Investors.

E.            Exemptions from Preclearance and other Restrictions

The following transactions are automatically exempt from the preclearance and other restrictions on Personal Securities Transactions set forth above.  It is important to emphasize that holdings of and transactions in the securities described below may still be required to be reported in the absence of an exemption from reporting.  See Exemptions from Reporting.

1.
Purchases or Sales of shares of registered open-end investment companies (“mutual funds”), securities which are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, and commercial paper (since they are excluded from the definition of a Covered Security in this Code);

2.
Purchases or Sales of Covered Securities in any account over which an Access Person has no direct or indirect influence or control (an Access Person is presumed to have direct or indirect influence or control over the accounts of a spouse, a minor child or any other Immediate Family Member living in the same household with the Access Person);

3.
Purchases, Sales, or other transactions involving Covered Securities which are non-volitional on the part of the Access Person, including corporate actions applicable to all similar security holders and the receipt of a gift of shares over which the Access Person has no control over the timing;

4.
Purchases and Sales of Covered Securities in a discretionary trading account provided that: the Access Person is not consulted at all prior to the execution of transactions by the person having discretion; a copy of the discretionary agreement is provided to the Investment Compliance Manager or the account statements clearly state that a third party has discretion over the account; and, the transactions are reported to the Investment Compliance Manager as required by this Code;

5.	Purchases of Covered Securities which are part of an automatic dividend reinvestment plan;

6.
The grant, award, vesting, exercise or disposition of stock, stock options or other covered securities held in a qualified or unqualified retirement plan or deferred compensation plan of a current or former employer;

7.	Purchases or Sales of exchange-traded funds (“ETFs”), (i.e., SPDRs, iShares, or HOLDRs), whether registered as investment companies or not, or any other options or futures thereon; and

8.	Purchases and Sales by any Fund or Other Advisory Client managed by FIMCO.

F.            Authority of the Investment Compliance Manager to Grant Other Exemptions

The Investment Compliance Manager can grant other exemptions from the trading restrictions set forth above upon determining that (i) the transactions at issue would not result in a conflict of interest or violate any policy embodied in this Code, or (ii) reasonable procedures have been established to facilitate the prompt identification of a conflict of interest or violation of any policy embodied in this Code.  Factors to be considered may include: the size and holding period of the Access Person’s position in the Covered Security, the market capitalization of the issuer, the liquidity of the Covered Security, the reason for the Access Person’s requested transaction, the amount and timing of any trading by a Fund or Other Advisory Client in the same or a Related Security, and other relevant factors.  The Investment Compliance Manager generally will not use the exemptive authority granted herein to authorize an Access Person to engage in a specific transaction in an equity security while a Fund or Other Advisory Client account has a pending buy or sell order for the same security unless the Access Person’s transaction involves no more than 500 shares or $10,000, whichever is less.

IV.          REPORTING REQUIREMENTS

A.	Securities Accounts

1.
Preclearance. Every Access Person must seek preclearance from the Investment Compliance Manager prior to opening any Securities Account with any broker, dealer, bank, or other financial institution through which Personal Securities Transactions in Covered Securities or Reportable Securities may be effected. Access Persons are required to complete the form in Exhibit C.  Upon reviewing and approving the form the Investment Compliance Manager will provide the Access Person with written authorization.

This preclearance requirement applies not only to the Access Person’s own Securities Accounts but also other Securities Accounts in which he or she has a beneficial ownership interest, including those of Immediate Family Members residing with the Access Person.  If an Access Person has opened a Securities Account prior to becoming an Access Person, he or she must provide written notice of the Securities Account in his or her Initial Holdings Report, as discussed below.  An Access Person shall also give written notice to the broker or other party at which a Securities Account is maintained that he or she is employed by or associated with First Investors if such notice is required by law.

The acquisition of beneficial ownership over a Securities Account by an Access Person via marriage, the last will and testament of a decedent, or other non-volitional means is not required to be precleared.  However, the acquisition of beneficial ownership must be reported to the Investment Compliance Manager promptly, but in no event later than 30 days after the end of the calendar quarter in which beneficial ownership over the Securities Account was acquired.

When reporting any such Securities Accounts, the following information must be disclosed to the Investment Compliance Manager:

	(a)	For each Securities Account that was acquired in this manner, the name of the broker, dealer, or bank that maintains the account and the account number;

	(b)	The date beneficial ownership over the Securities Account was acquired; and,

	(c)	The date that the report is submitted by the Access Person.

Any Personal Securities Transaction that is conducted in a Securities Account acquired in this manner will be subject to all applicable provisions of this Code, effective as of the date beneficial ownership is legally acquired.

2.
Duplicate Statements or Confirmations.  An Access Person must also arrange for duplicate statements or confirmations to be sent to the Investment Compliance Manager for each Securities Account that is required to be reported to the Investment Compliance Manager.   The Investment Compliance Manager may require that an Access Person close a Securities Account if the broker-dealer or other entity that maintains the Securities Account refuses or is unable to provide duplicate confirmations or account statements on a timely basis.

B.            Initial Holdings Reports and Certifications

Each Access Person must file an Initial Holdings Report no later than ten (10) calendar days after the commencement of employment as an Access Person or change in status from Non-Access to Access Person (Appendix D).  The following information must be disclosed in the Initial Holdings Report and must be current as of a date not more than 45 days prior to the individual becoming an Access Person:

1.
The title, type, number of shares or units and principal amount of each Covered Security and each Reportable Security in which the Access Person had any direct or indirect beneficial ownership interest when the person became an Access Person (whether or not held in a Securities Account) and, for each Covered Security, the ticker symbol or CUSIP number2;

2.
A listing of each Securities Account in which the Access Person had any direct or indirect beneficial ownership interest as of the date the person became an Access Person, including, for each such account, the name of the broker, dealer, or bank that maintains the account and the account number; and

3.	The date that the report is submitted.

The Initial Holdings Report requirement may be satisfied by supplying the Investment Compliance Manager with copies of the most recent account statements showing the Covered Securities and Reportable Securities beneficially owned by him or her supplemented by a list of any transactions that are not shown on the account statements.

2 It is not necessary to provide ticker symbols or CUSIP numbers for Reportable Securities (shares of First Investors Funds) because such ticker symbols and CUSIP numbers are already known to First Investors.

Access Persons are also required to file an Initial Certification no later than ten (10) calendar days after the commencement of employment as an Access Person or change in status from Non-Access to Access Person (Appendix D.1) certifying that they: have received this Code of Ethics; understand that they are subject to its provisions; have reported all of their Securities Accounts and holdings of Covered Securities and Reportable Securities, and, if they own Securities Accounts, have agreed to furnish the Investment Compliance Manager with duplicate confirmations or statements on a timely basis.

C.            Quarterly Transaction Reports

Unless an Access Person is exempt from doing so in accordance with paragraph E.5 below, he or she is required to provide the Investment Compliance Manager with a report within (30) calendar days of the end of each calendar quarter listing all transactions during the quarter in Covered Securities and other Reportable Securities in which he or she has a direct or indirect Beneficial Ownership interest that were not previously reported (Appendix E).  The Quarterly Report shall include the following information.

1.
The date of the transaction, the title (including the CUSIP # or ticker symbol), the interest rate and maturity date (if applicable), the number of shares or units and the principal amount of each Covered or Reportable Security involved3;

2.	The nature of the transaction (i.e., Purchase, Sale or any other type of acquisition or disposition);

3.	The price at which the transaction was effected;

4.	The name of the broker, dealer or bank with or through whom the transaction was effected; and

5.	The date the report was submitted.

D.            Annual Reports and Certifications

Each Access Person is required to file an annual report (Appendix F) on or before a date that is selected by the Investment Compliance Manager. The information contained in the report must be current as of a date no more than forty-five (45) calendar days before the report is submitted.  The report shall include:

1.
A certification that the Access Person has received and read this Code of Ethics, agrees to abide by its requirements, and that he or she has complied with its requirements, including those pertaining to the disclosure of all Securities Accounts and all Personal Securities Transactions;

2.
The title, type, number of shares or units and principal amount of each Covered Security and each Reportable Security in which the Access Person had any direct or indirect beneficial ownership interest (whether or not such security is held in a Securities Account) and, for each Covered Security, the ticker symbol or CUSIP number4;

3 See Footnote #2.
4 See Footnote #2.

3.
A listing of each Securities Account in which the Access Person had any direct or indirect beneficial ownership interest, including, for each such account, the name of the broker, dealer, or bank that maintains the account and the account number; and

	4.	The date the report was submitted.

E.	Exemptions from Reporting

1.
An Access Person is not required to report holdings or transactions in unaffiliated mutual funds and variable insurance products (i.e., non-First Investors Products) that are held directly with the issuer and not in a brokerage account.

2.
An Access Person is not required to report, in Quarterly Transactions Reports, transactions in First Investors Funds if they occur in an Associate Account with First Investors or in the First Investors 401(k) plan. The Investment Compliance Manager already has access to records pertaining to information concerning transactions of Access Persons in First Investors Associate Accounts and the 401(k) plan. For purposes of the Code, an Associate Account is an account established for an associated person of the Funds, FIMCO, FIC, and their affiliates, through which investments in First Investors Funds are made without a sales charge.

3.
An Access Person is not required to report transactions in any Covered Securities, which have been effected for any Securities Account over which such Access Person does not have any direct or indirect influence or control.

4.
An Access Person is not required to report as transactions, for Quarterly Transactions Reporting purposes, dividend reinvestments occurring in Dividend Reinvestment Plan (“DRIP”) accounts.  However, an Access Person must disclose the number of shares held in any such accounts in their Initial Holdings Report and annually thereafter in their Annual Reports and Certifications.  An Access Person also must report any other changes in holdings involving Covered Securities which are non-volitional on the part of the Access Person in their Initial Holdings Report and annually thereafter in their Annual Reports and Certifications.

5.
An Access Person is exempt from making quarterly reports if the Access Person owns no Covered Securities or Reportable Securities or, such reports would duplicate information contained in confirmation statements or account statements that have been received by the Investment Compliance Manager.  This exemption applies only if the Access Person:

(a)
certifies that he or she either (i) owns no Covered Securities or Securities Accounts or (ii) has notified the Investment Compliance Manager of all Securities Accounts, has arranged for duplicate confirmations or account statements to be sent to the Investment Compliance Manager on a timely basis, and does not own any Covered Securities other than those that are held in Securities Accounts (e.g., the Access Person does not own certificated Covered Securities held in a bank safety deposit box or in some other manner outside of a Securities Account);

(b)
certifies that he or she has notified the Investment Compliance Manager that he or she does not own any First Investors Funds outside of a First Investors Associate Account or a First Investors 401(k) Plan; and

(c)
undertakes to promptly notify the Investment Compliance Manager if he or she opens any new Securities Account or acquires any Covered Security or Reportable Security that is not held in a previously disclosed securities account or in a First Investors Associate Account or First Investors 401 (k) account.

6.
An Access Person is not required to report holdings of, or transactions involving, securities issued in connection with the acquisition of First Investors Consolidated Corporation by The Independent Order of Foresters.  Such information is already known to the company.

V.           RESPONSIBILITIES OF DISINTERESTED TRUSTEES

Notwithstanding anything to the contrary in this Code, the Disinterested Trustees (i.e., independent trustees) of the Funds are not subject to the following sections of this Code:

●	Section II. D. 2. (Personal Benefits);

●	Section II. F. (Gifts);

●	Section II. G. (Service as a Director of a Public Company);

●
Section III. B. and C. (Personal Securities Transactions), unless, when engaging in a Personal Securities Transaction in a Covered Security, the Disinterested Trustee knew that a Fund was purchasing or selling the Covered Security at the same time;

●	Section III. D. (Prohibition on Short-Term Profits);

●	Section IV. A. and B. (Securities Accounts and Initial Reports);

●
Section IV. C. (Quarterly Reports), unless the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee’s transaction in a Covered Security, a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security; and

●	Section IV. D. (Annual Reports and Certifications).

Each Disinterested Trustee is required to comply with all other sections of this Code and must file annually a certification that he or she has read this Code of Ethics, that he or she agrees to abide by the applicable sections, and that he or she has complied with the applicable requirements (Appendix G).  A Disinterested Trustee may also choose to voluntarily preclear or report Personal Securities Transactions.  The fact that a Disinterested Trustee files a voluntary request to preclear a Personal Securities Transaction or a report of such Transactions shall not be construed as an admission or any indication that he or she knows or should know that the Funds have considered or are considering Purchasing or Selling the Security or the Access Person has, or by reason of the transaction will acquire, a beneficial ownership interest in the security.

VI.           RESPONSIBILITIES OF THE INVESTMENT COMPLIANCE MANAGER

The Investment Compliance Manager shall:

●	Identify and maintain a list of all Access Persons;

●	Furnish a copy of this Code of Ethics, and any amendments to it, to each Access Person and obtain a written acknowledgement of receipt from such Access Person;

●	Notify each new Access Person of his or her obligations to comply with the provisions of this Code of Ethics and conduct an annual meeting to remind Access Persons of their obligations;

●
Review reports, including confirmations or statements relating to Covered Securities and Reportable Securities (including First Investors Funds held in Associate Accounts and in the First Investors 401(k) plan) for potential violations of this Code;

●	Maintain a list of Access Persons who are exempt from quarterly reporting and verify periodically that they remain exempt;

●	Report to the CCO of FIMCO and the Funds regarding violations of the Code upon occurrence;

●
Report to the CCO of FIMCO and the Funds on a quarterly basis concerning the reviews and administrative activities undertaken to promote, and monitor for, compliance with the Code, including a summary of any violations detected;

●	Report to the Board of Trustees of the Funds any violations of this Code and any sanctions imposed on a quarterly basis;

●
Report to the Board of Trustees of the Funds on a periodic basis, but not less than annually, concerning the adequacy of existing procedures, any changes or recommended changes since the prior report, and the general level of compliance by Access Persons with this Code of Ethics; and

●	Maintain the records required by Rule 204A-1 and Rule 17j-1.

Each of the duties and responsibilities of the Investment Compliance Manager described in this code may be performed by the Chief Compliance Officer or another employee who is supervised by him or her.

VII.          VIOLATIONS AND REMEDIES

The failure of any Access Person to comply with this Code of Ethics will be viewed as a very serious matter and may result in disciplinary action. The failure of an Access Person to provide any report or document that is required to be provided under the Code or within the timeframe established by the Investment Compliance Manager is also considered to be a violation of this Code.

Upon discovering or being apprised of facts which indicate that a violation of this Code of Ethics has or may have occurred, the Investment Compliance Manager shall conduct a reasonable investigation or inquiry to determine whether such a violation did occur.  In the event that any investigation or inquiry is commenced concerning any actual or potential or actual violation of this Code of Ethics, every Access Person shall be required to:

1.
Provide full access to First Investors, its agents and attorneys to any and all records and documents which First Investors considers relevant to any transactions or other matters subject to this Code of Ethics;

2.	Cooperate with First Investors, its agents and attorneys in investigating any transactions or other matter subject to this Code of Ethics; and

3.
Provide First Investors, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any transaction or other matter subject to this Code of Ethics.

If a violation is determined to have occurred, the Investment Compliance Manager, in consultation with the CCO, shall impose such sanctions as they deem appropriate under the circumstances which may include, among other things, censure, a fine, a directive to disgorge profits gained or losses avoided, a suspension, or termination of employment.

ADOPTING ENTITIES

The following entities have adopted this Code of Ethics:

Administrative Data Management Corp.
First Investors Corporation
First Investors Management Company, Inc.
First Investors Funds

Appendix A
Definitions

Unless the Investment Company Act or the rules thereunder otherwise require, whenever the following terms are used in this Code, they shall have the meanings set forth below.

A.	Access Person

“Access Person” means:

1.	With respect to each Fund, all of the Fund’s trustees, officers and general partners;

2.	With respect to FIMCO, any director, officer, general partner, Advisory Person, employee of FIMCO, or other supervised person; and

3.
With respect to FIC and its affiliates, any director, officer, general partner, or employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Covered Securities by the Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the Purchase or Sale of Covered Securities.

B.           Advisory Person

“Advisory Person” means:

1.
any employee of First Investors or of any company which controls, is controlled by, or under common control with, First Investors who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of Covered Securities by the Funds or Other Advisory Client, or whose functions relate to the making of any recommendations with respect to the Purchase or Sale of Covered Securities by the Funds or Other Advisory Client; and

2.
any natural person in a control relationship (with the term “control” being defined by Section 2(a)(9) of the Investment Company Act) with First Investors who obtains information concerning Purchases, Sales, or recommendations of Covered Securities by or to the Funds or Other Advisory Client.

C.           Beneficial Owner

“Beneficial Owner” is interpreted in the same manner as it is under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (“1934 Act”) in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.  Generally, under Rule 16a-1(a)(2), the term beneficial owner means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in Covered Securities or a Securities Account.  A “pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Covered Securities or Securities Account.  An example of an indirect pecuniary interest would be an interest in Covered Securities or a Securities Account held by an Immediate Family Member sharing the same household.

D.	Covered Security

“Covered Security” means a security as defined in Section 2(a)(36) of the Investment Company Act:

“any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing”, except that it does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, repurchase agreements, commercial paper, and shares of open-end registered investment companies (“RICs”).  While under this exemption, shares of the First Investor Funds are not Covered Securities, they are Reportable Securities under this Code.

The following is a listing of examples of types of securities that are, and are not, Covered Securities:

Covered Securities		Not Covered Securities
●	stocks, including privately-held stocks	●	open-end RICs (mutual funds)
●	bonds, including Government Agency Bonds	●	direct obligations of the U.S. Government
●	closed-end funds	●	bank certificates of deposit (“CDs”)
●	ETFs	●	physical commodities
●	limited partnership ("LP") interests	●	futures on physical commodities
●	limited liability company ("LLC") interests
●	limited liability partnership (“LLP”) interests
●	options
●	warrants
●	rights
●	futures on securities indexes
●	single stock futures
●	single stock “funds” held in a 401k plan account administered by a former employer that invest solely in the stock of that former employer

E.	Disinterested Trustee

“Disinterested Trustee” means a trustee of any of the Funds who is not an interested person of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act.

F.	First Investors

“First Investors” means First Investors Consolidated Corporation (“FICC”), First Investors Corporation (“FIC”), First Investors Management Company, Inc. (“FIMCO”), and Administrative Data Management Corp. (“ADM”).

G.	Funds

“Funds” means all registered investment companies that have First Investors as their investment adviser or principal underwriter, unless such Funds are specifically excluded from this Code pursuant to an addendum hereto.

H.	Immediate Family Member

“Immediate Family Member” means a parent, grandparent, spouse, child, sibling mother- or father-in-law, daughter- or son-in-law and brother- or sister-in-law, including adoptive and step relationships.

I.	Initial Public Offering

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933 (“Securities Act”) by an issuer that was not subject to the reporting requirements of the federal securities laws prior to the offering.

J.	Investment Compliance Manager

“Investment Compliance Manager” means the person designated by the Chief Compliance Officer as being responsible for receiving reports or other notices pursuant to this Code, and performing such other duties as are required by this Code.

K.           Investment Personnel

“Investment Personnel” means those employees who, in connection with their regular functions or duties, make or participate in making recommendations or decisions regarding the purchase or sale of securities by a Fund or Other Advisory Client and any person who controls a Fund, an Other Advisory Client account or its investment adviser and who obtains information concerning recommendations made regarding the purchase or sale of securities by the Funds or Other Advisory Client accounts.

L.           Personal Securities Transaction

The term “Personal Securities Transaction” means any Purchase, Sale, or other acquisition or disposition of a Covered Security that is beneficially owned by the Access Person. The basic test for whether an Access Person is a Beneficial Owner of a security is whether he or she, directly or indirectly, has the opportunity to profit or share in the profits from a transaction in a security.  An Access Person is presumed to be the Beneficial Owner of securities held by Immediate Family Members who share the same household with the Access Person, since he or she may directly or indirectly benefit from transactions in such securities.

M.           Purchase, Sell or Sale

“Purchase, Sell or Sale” mean every transaction involving the acquisition, sale or disposition of a Covered Security or interest in a Covered Security, for value, as well as every option to Purchase or Sell a Covered Security, whether the option permits the holder to Purchase or Sell the Covered Security or it must be settled in cash.

N.           Limited Offering

“Limited Offering” means any offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) of the Securities Act, or rule 504, rule 505, or rule 506 under the Securities Act.  The term Limited Offering includes initial public offerings (“IPOs”) and private placements.

O.           Reportable Security

“Reportable Security” is any investment in a Fund managed by FIMCO, including a Fund underlying a First Investors Life variable annuity or variable life insurance policy.

P.           Related Security

A “Related Security” means a Covered Security which (i) is issued by the same issuer as another Covered Security or by an issuer that is controlled by, controls or is under common control with such issuer or (ii) gives the holder any contractual right with respect to another Covered Security (e.g., options, warrants, rights or convertible securities).

Q.           Securities Account

“Securities Account” means any account with any broker-dealer, bank or other financial institution through which transactions in Covered Securities or Reportable Securities may be effected. A Securities Account does not include a mutual fund or variable insurance product held directly at the issuer (rather than in a Securities Account); a 401(k), 403(b), or similar employer retirement or deferred compensation plan that is invested exclusively in mutual funds and variable annuities; or a 529 College Savings Plan that is invested exclusively in mutual funds.

Appendix B

FIRST INVESTORS CODE OF ETHICS PRECLEARANCE REQUEST
(To be Completed by Access Person)

I, _________________________________________________, request preclearance for the Covered Securities transaction or transactions set forth below.  To my knowledge, no Fund or Advisory Account managed by First Investors has a pending buy or sell order, is actively considering placing such an order, or is involved in a buying or selling program for the Covered Securities listed below.

I recognize that I must wait until preclearance is granted before placing my order or orders.  I also recognize that, if preclearance is granted, I have only (1) trading day in which to place my order or orders measured from the time this form is signed by the Investment Compliance Manager, unless a longer clearance period is granted by the Investment Compliance Manager.

Special Certification if you have been designated as a Portfolio Manager of a Fund or a member of a team that manages a Fund:

I certify that the Funds or Other Advisory Clients that I manage have not engaged in any transactions in the contemplated security or securities for (7) calendar days prior and the Funds or Other Advisory Client account do not currently plan to engage in any transactions in these securities for the next (7) calendar days.

Special Certification if you have been designated as an Analyst:

I certify that I have not made or changed a recommendation related to the contemplated security or securities for the past (7) calendar days and do not currently plan to make or change a recommendation related to these securities for the next (7) calendar days.

Proposed Trade Date(s)	Buy, Sell or Exchange, et al.	Quantity and/or Amount	Security Type	Issuer Name

Additional disclosure for potential conflicts of interest related to Limited Offerings, including private placements, initial public offerings, and other transactions that require special handling.  Please complete Appendix B.1.

__________________________________________________________________________________________________

__________________________________	_____________________
Signature of Requester	Date

DISPOSITION
(To be Completed by Investment Compliance Manager)
Investment Personnel Consulted*

Equities	Fixed Income

* By signing this form, you are certifying that, to the best of your knowledge, no Fund or Other Advisory Client account that is managed by FIMCO has executed a buy or sell order on the trade date proposed above, has a pending buy or sell order, is actively considering placing such an order, or is involved in a buying or selling program for the Covered Securities listed above. Only those Investment Personnel consulted by the Investment Compliance Manager need to sign this Preclearance Request form.

COMMENTS:

[ ] APPROVED [ ] DECLINED Investment Compliance Manager	Clearance Period if Longer than 1 Trading Day__
_________________________________________
Signature Date

Appendix B.1

Limited Offering Preclearance Request Addendum

(To be attached to Preclearance Request)

Issuer of Covered Security: _______________________________

Type of Security: _______________________________________

Why is the Covered Security being offered to the Access Person?

_________________________________________________________________________________________________

_________________________________________________________________________________________________

Has any Fund or Other Advisory Client account invested in any Covered Security that is any way related to the issuer, underwriter, or dealer which is offering the Covered Security to the Access Person? Yes / No

If Yes, explain.
_________________________________________________________________________________________________

_________________________________________________________________________________________________

Does the Covered Security represent an investment opportunity that properly belongs to any Fund or Other Advisory Client account?  Yes / No

If No, why not?
_________________________________________________________________________________________________

_________________________________________________________________________________________________

Will you need a preclearance period longer than 1 trading day?  Yes / No

If Yes, how long? __________________________________________________

Certification of Access Person:

1.	This investment opportunity has not been offered to me because of my position with First Investors.
2.	I will notify the Investment Compliance Manager before participating in any subsequent consideration by any Fund or Other Advisory Client account of an investment in the same (or any related) issuer.
3.	I am not aware of any other actual or potential conflict of interest created by my investment.

_________________________	________________
Signature of Access Person	Date

*Should this request be approved, please be advised that, if your holdings of a Limited Offering/Private Placement are not held in a previously disclosed brokerage account, you may be required to file Quarterly Transaction Reports.

Appendix C
FIRST INVESTORS CODE OF ETHICS

Request to Open Securities Account

I, ____________________________________________ request authorization to open a personal securities account which will be owned or controlled by myself, an Immediate Family Member or in which I will have a direct or indirect beneficial interest.

ACCOUNT REGISTRATION:

RELATIONSHIP:
(if not yourself)

NAME & ADDRESS OF
FINANCIAL
INSTITUTION THAT
OFFERS THE ACCOUNT

REPRESENTATIVE:

NAME	DEPARTMENT

SIGNATURE	DATE

RETURN TO:	Investment Compliance Manager
40 Wall Street – 10th Floor
New York, New York 10005

Appendix D
FIRST INVESTORS CODE OF ETHICS

Initial Holdings Report

We require all Access Persons5 to disclose all Securities Accounts, Covered Securities6, and Reportable Securities7 in which they have any direct or indirect Beneficial Interest within (10) calendar days of commencement of employment as an Access Person or change in status from Non-Access to Access Person.  Please take a moment to list the name of each broker, dealer, bank or financial institution where you have a Securities Account, including the account number.  In addition, please list the name, quantity owned, and principal amount of each Covered Security or Reportable Security held in each account. This may be satisfied by attaching your most recent statement for each account and noting any changes on the statement.  If you own Covered Securities that are not held in a Securities Account (e.g. certificated securities that are held in a bank safety deposit box), list such securities and state N/A in the account column.  If you own First Investors Funds in an Associate Account and/or a 401k plan account, list First Investors under “Broker/Dealer/Bank Acct #”.

Name:_____________________________	Department_____________________

Date designated as an Access Person:_______________

Broker / Dealer /Bank/Institution Acct #	Title and type of Security	Ticker/CUSIP (Cov. Secs Only)	Quantity Owned	Principal Amount

___________________________	___________________
Access Person Signature	Date Submitted

5  “Access Person” means:
With respect to each Fund, all of the Fund’s directors, officers and general partners;
With respect to FIMCO, any director, officer, general partner, Advisory Person, employee of FIMCO, or other supervised person; and

With respect to FIC and other affiliates of FIMCO, any director, officer, general partner, or employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Covered Securities by the Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the Purchase or Sale of Covered Securities.

6 The term “Covered Security” does not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

7 The term “Reportable Security” is an investment in a Fund managed by FIMCO.

Appendix D.1

FIRST INVESTORS CODE OF ETHICS

Initial Certification

I hereby certify that I have received a copy of the First Investors Code of Ethics and understand that as an "Access Person" I am subject to its provisions.  I also certify that, in order to comply with the Code of Ethics, I have reported in my Initial Holdings Report all of my Securities Accounts, all of my holdings of Covered Securities, whether or not they are held in Securities Accounts, and all of my holdings of Reportable Securities.  If I own Securities Accounts, I have arranged to furnish the Investment Compliance Manager with duplicate confirmations or statements on a timely basis.

DATED:________________

Signature:______________________________

Name (please print):______________________

Department:____________________________

Optional Certification Regarding Quarterly Reporting

I certify that I am exempt from having to file quarterly reports of Personal Securities Transactions because (a) I own no Covered Securities or Securities Accounts; or (b) such reports would merely duplicate information contained in confirmations or account statements that will be supplied to the Investment Compliance Manager.  I also certify that I do not own any First Investors Funds outside of a First Investors Associate Account, a First Investors 401(k) Plan, or First Investors Annuity or Insurance policy. I also undertake to notify the Investment Compliance Manager if I am no longer entitled to this exemption (e.g., if I acquire Covered Securities that are not held in a disclosed Securities Account).

DATED:________________	Signature:_______________________________

Please send to:	Investment Compliance Manager
FIMCO
40 Wall Street – 10th Floor
New York, NY 10005

Appendix E
FIRST INVESTORS CODE OF ETHICS

Quarterly Transactions Report

for the ______ Quarter 2___
(ended ____, 2___)

I hereby certify that during the quarter ended _____, 2___, I have not engaged in any transactions in any Covered Securities1 or Reportable Securities2 in which I have or had a direct or indirect beneficial interest3, other than transactions (if any) (a) which, if required by this Code, have been previously pre-cleared by the Investment Compliance Manager, (b) which were previously reported in confirmation and account statements that were supplied to the Investment Compliance Manager, and (c) which I am reporting on the opposite side of this form.

__________________________________________________	__________________________________
Print Name	Date

__________________________________________________	__________________________________
Signature	Department

1 The term “Covered Securities” does not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

2 The term “Reportable Securities” covers any investment in a Fund managed by FIMCO.

3 The term “direct or indirect beneficial interest” covers any security in which a person has or shares a direct or indirect pecuniary interest or which is held by members of the person's immediate family sharing the same household.

Appendix E
(page 2)

Date of Transaction	Title of Security (including, for Covered Securities only, CUSIP # or ticker symbol)	Number of Shares	Price	Principal	Action (Purchase, Sale, etc.)	Name of Broker or Dealer

APPENDIX F
FIRST INVESTORS CODE OF ETHICS

Annual Report and Certification

I hereby certify that I have received a copy of the First Investors Code of Ethics and understand that as an “Access Person” I am subject to its provisions.  I also certify that I have complied with the Code of Ethics and have reported all of my Securities Accounts, all of my holdings of Covered Securities, whether or not they are held in Securities Accounts, all of my Personal Securities Transactions and all of my holdings of Reportable Securities to the extent reporting is required by the Code of Ethics.  I have also arranged to furnish the Investment Compliance Manager with confirmations or statements with respect to all of my Securities Accounts on a timely basis.  Copies of the most recent statements for my Securities Accounts (if any) are attached.  If I own any Covered Securities or Reportable Securities that are not held in reported Securities Accounts, First Investor Associate Accounts, the First Investors 401(k) plan, or First Investors Annuity or Insurance policy, they are listed on the reverse side of this form.

DATED:________________

Signature:______________________________

Name (please print):______________________

Department:____________________________

Optional Certification Regarding Quarterly Reporting

I certify that I am exempt from having to file quarterly reports of Personal Securities Transactions because (a) I own no Covered Securities or Securities Accounts; or (b) such reports would merely duplicate information contained in confirmations or account statements that will be supplied to the Investment Compliance Manager.  I also certify that I do not own any First Investors Funds outside of a First Investors Associate Account, a First Investors 401(k) Plan, or a First Investors Annuity or Insurance policy. I also undertake to notify the Investment Compliance Manager if I am no longer entitled to this exemption (e.g., if I acquire Covered Securities that are not held in a disclosed Securities Account).

DATED:________________	Signature:_______________________________

Please send to:	Investment Compliance Manager
FIMCO
40 Wall Street – 10th Floor
New York, NY 10005

Appendix F
(page 2)

Name of Broker/ Dealer/ Bank	Account Number	Title and type of Security	For Covered Securities: Ticker Symbol or CUSIP #	Number of Shares or Units	Principal Amount

APPENDIX G
FIRST INVESTORS CODE OF ETHICS

Disinterested Trustee Annual Certification

I hereby certify that I have received a copy of the First Investors Code of Ethics and understand that as an “Access Person” I am subject to its provisions.  I also certify that I have complied with those provisions of the Code of Ethics that apply to me in my capacity as a Disinterested Trustee.

DATED:________________

Signature:______________________________

Name (please print):_______________________

Disinterested Trustee

Please send to:	Investment Compliance Manager
FIMCO
40 Wall Street – 10th Floor
New York, NY 10005